Exhibit 23.1

CERTIFICATIONS

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-187632) and Form S-3 (No. 333-217558) of Orchid Island Capital, Inc. of our reports dated February 22, 2019, relating to the financial statements and the effectiveness of Orchid Island Capital, Inc.’s internal control over financial reporting which appear in this Form 10-K.

West Palm Beach, Florida	/s/ BDO USA, LLP
February 22, 2019	Certified Public Accountants